Calculation of Filing Fee Tables
S-8
Cboe Global Markets, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share ("Common Stock")	Other	3,000,000	$ 245.52	$ 736,560,000.00	0.0001531	$ 112,767.34
Total Offering Amounts:						$ 736,560,000.00		$ 112,767.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 112,767.34
Offering Note
[1]	(1) This Registration Statement on Form S-8 covers shares of Common Stock that may be issued under the Third Amended and Restated Cboe Global Markets, Inc. Long-Term Incentive Plan (the "Plan"). 7,248,497 shares of Common Stock issuable under the Plan have previously been registered under Registration Statement Nos. 333-167506, 333-174344 and 333-216375. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional indeterminable number of shares of Common Stock as may be required to be issued pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock. (2)Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h), solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on CboeBZX on August 14, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A